EXHIBIT 99.2



                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE


            CRIIMI MAE Announces Results of Annual Shareholders' Meeting

     ROCKVILLE, MD, May 16, 2003 - Shareholders at yesterday's annual meeting of CRIIMI MAE Inc. (NYSE:CMM) approved the re-election of Robert J. Merrick and the election of Jeffrey N. Blidner and Arthur N. Haut to serve until the 2006 annual shareholders' meeting and until their respective successors are elected and qualified.

     CRIIMI MAE Inc. is a commercial mortgage company based in Rockville, MD. CRIIMI MAE holds a significant portfolio of commercial mortgage-related assets and performs, through its servicing subsidiary, mortgage servicing functions for approximately $17 billion of commercial mortgage loans.

     For further information, shareholders and securities brokers should contact CRIIMI MAE Inc at (301) 816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at (202) 546-6451, e-mail pastore@ix.netcom.com

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